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                                                                    EXHIBIT 3.01

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               JCC HOLDING COMPANY

                                   ARTICLE I.

         The Corporation was incorporated under the name JCC Holding Company by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 20, 1996. Subsequently, on October 27, 1998, pursuant to the provisions of Section 241 and Section 245 of the General Corporation Law of the State of Delaware (the "DGCL"), the Corporation restated and amended the Corporation's original Certificate of Incorporation ("Restated Certificate of Incorporation"). And now, pursuant to Section 303 of the DGCL, the Corporation repeals its Restated Certificate of Incorporation and hereby amends and restates its Certificate of Incorporation to read in its entirety as follows:

         Section 1.1. The name of the Corporation is JCC Holding Company.

         Section 1.2. The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the County of New Castle, and the name of its registered agent at that address is Corporation Service Company. The Corporation's principal office outside of Delaware is 365 Canal Street, Suite 900, New Orleans, Louisiana 70130. The address of the registered office and the registered agent of the Corporation may be changed by the affirmative vote of the Board of Directors of the Corporation (the "Board of Directors").

         Section 1.3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

         Section 1.4. The Corporation shall have perpetual existence.

                                   ARTICLE II.

         Section 2.1. The total number of shares of stock that the Corporation shall have authority to issue is forty million (40,000,000), all of which is Common Stock. The par value of each share shall be one cent ($.01).

         Section 2.2. (a) Upon and after the Effective Date, subject to any other provisions of this Amended and Second Restated Certificate of Incorporation, as it may be amended from time to time, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of capital stock of the Corporation as may be declared

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thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                      (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. For purposes of this subsection (b) of Section 2.2, a liquidation, dissolution or winding up of the Corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the Corporation with or into another corporation or other entity or (ii) a sale, lease, or exchange of all or a part of the assets of the Corporation.

         Section 2.3. (a) Subject to the provisions of law and this Amended and Second Restated Certificate of Incorporation, the Corporation may issue shares of Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                      (b) Subject to the provisions of law and of this Amended and Second Restated Certificate of Incorporation, the Corporation shall have authority to create and issue rights and options entitling the holders thereof to purchase shares of the Corporation's capital stock of any series or other securities of the Corporation, and such rights and options shall be evidenced by one or more instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, time for exercise and other terms of such rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                      (c) No holder of the Common Stock of the Corporation may be a Disqualified Holder. Shares held by any Disqualified Holder are subject to the redemption provisions of Section 2.4, below.

         Section 2.4. (a) Notwithstanding any other provision of this Amended and Second Restated Certificate of Incorporation to the contrary, outstanding shares of Common Stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, any holder of such stock is a Disqualified Holder.

                      (b) Outstanding shares of Common Stock of the Corporation shall also be subject to redemption by the Corporation, by action of the Board of Directors, if any holder of such stock is designated a Non-Qualified Person (as defined in the Management Agreement) in a written notice from the Manager to JCC pursuant to the Management Agreement.



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                      (c) The terms and conditions of a redemption pursuant to
either Section 2.4(a) or Section 2.4(b) shall be as follows:

                         (1) the redemption price of the shares to be redeemed
pursuant to this Section 2.4 shall be equal to the Fair Market Value of such shares (excluding any dividends thereon not entitled to be received pursuant to clause (5) of this Section 2.4(c)) or such other redemption price as required by any applicable law, regulation, rule or resolution or order of a gaming regulatory agency;

                         (2) the redemption price of such shares may be paid in
cash, Redemption Securities or any combination thereof;

                         (3) if less than all the shares held by Disqualified
Holders or Non-Qualified Persons are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                         (4) at least 20 days' written notice of the Redemption
Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                         (5) from and after the Redemption Date or such earlier
date as mandated by any applicable law, regulation, rule or resolution or order of a gaming regulatory agency, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                         (6) such additional terms and conditions as the Board
of Directors shall determine.

         Section 2.5. Notwithstanding any other provision of this Amended and Second Restated Certificate of Incorporation to the contrary, all actions of the stockholders shall be taken at a meeting of the stockholders. The stockholders shall not have the right to take action by written consent.

                                  ARTICLE III.

         Section 3.1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.



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         Section 3.2. (a) (i) Subject to subsection (b) of this Section 3.2, the
Board of Directors shall consist of seven Directors. The Board of Directors shall be divided into three groups, designated Group I, Group II and Group III. Each Group shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors.

                         (ii) The mailing address of each Director of the
Corporation is c/o JCC Holding Company, 365 Canal Street, Suite 900, New Orleans, Louisiana 70130.

                         (iii) Until Section 3.2(b) expires under the provisions
of Section 3.2(b)(x), subsections (i) and (iii) of this subsection (a) may not be altered, amended, changed or repealed without an affirmative vote of not less than ninety percent (90%) of the issued and outstanding shares of the Common Stock (including shares owned by HET and its affiliates).

                      (b) (i) Upon the filing of this Amended and Second Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, there shall be two (2) authorized Nominated Directors consisting of one Director nominated by HET and one Director nominated by the Creditor's Committee, who collectively comprise Group I. The Group I HET Nominated Director shall be Colin V. Reed and the Group I Non-HET Nominated Director shall be Rudy
J. Cerone.

                           (ii) The total number of authorized Nominated
Directors shall increase by two, for a total of four, with such Directors comprising Group II, at such time as ((A)) a second HET Nominated Director has been appointed, ((B)) a second Non-HET Nominated Director has been appointed, and ((C)) the requisite gaming regulatory agencies have made the determinations necessary to allow both of such Directors to serve on the Board of Directors.

                           (iii) The total number of authorized Nominated
Directors shall again increase by three, for a total of seven, with such Directors comprising Group III, only at such time as ((A)) a third HET Nominated Director has been appointed, ((B)) a third and fourth Non-HET Nominated Director has been appointed, and ((C)) the requisite gaming regulatory agencies have made the determinations necessary to allow all three such Directors to serve on the Board of Directors.

                           (iv) The Nominated Directors in Group I, listed in
subsection (b)(i) of this Section 3.2, shall serve for a term expiring on the date of the annual meeting of stockholders as established in the Corporation's bylaws, but not occurring earlier than the first anniversary of the Effective Date of the Plan of Reorganization (the "First Anniversary Meeting"). At the First Anniversary Meeting, HET and the majority of the Non-HET Nominated Directors will each have the right to nominate one director to serve two-year terms. The Nominated Directors in Group II shall serve for a term expiring on the date of the annual meeting of stockholders occurring not earlier than the second anniversary of the Effective Date of the Plan of Reorganization (the "Second Anniversary Meeting"). At the Second Anniversary Meeting, HET and the majority of the Non-HET Nominated Directors will each have the right to nominate one director to serve one-year terms. The Nominated Directors in Group III shall serve for a term




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expiring on the date of the annual meeting of stockholders occurring not earlier than the third anniversary of the Effective Date of the Plan of Reorganization.

                           (v) Until such time as the initial term of the Group
III Directors expires, any vacancy or newly created directorship on the Board of Directors of a HET Nominated Director position, including any Group II or Group III HET Nominated Director to be appointed pursuant to this subsection (b) of
Section 3.2, may only be filled by a majority of HET Nominated Directors then in office (or, if only one HET Nominated Director is then in office, by such HET Nominated Director). Any vacancy or newly created directorship on the Board of Directors of a Non-HET Nominated Director position, including any Group II or Group III Director to be appointed pursuant to this subsection (b) of Section 3.2, may only be filled by a majority of Non-HET Nominated Directors then in office (or, if only one Non-HET Nominated Director is then in office, by such Non-HET Nominated Director). Any Nominated Director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

                           (vi) At each succeeding annual meeting of
stockholders, successors to the group of Directors whose term expires at that annual meeting shall be elected for the term set forth in subparagraph (iv) hereof by the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock present in person or represented by proxy at the stockholders meeting and entitled to vote on the election of Directors. Unless otherwise specified in the Bylaws, elections of Directors need not be by written ballot.

                           (vii) Each Director, including a Director appointed
to fill a vacancy or Nominated Director nominated in accordance with subsection
(b) of this Section 3.2, shall hold office until such Director's term expires in accordance with subsection (b) of this Section 3.2 or until his successor shall be elected or appointed and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                           (viii) An HET Nominated Director may only be removed,
with or without cause, by HET. A Non-HET Nominated Director may only be removed, with or without cause, by the Non-HET Nominated Directors.

                           (ix) This subsection (b) may not be altered, amended,
changed or repealed without an affirmative vote of not less than ninety percent (90%) of the issued and outstanding shares of the Common Stock (including shares owned by HET and its affiliates).

                           (x) The provisions of subsection (b) of this Section
3.2 shall expire on the third anniversary of the Effective Date of the Plan of Reorganization.

                 (c) At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be required to constitute a quorum for the transaction of business. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors on behalf of the Corporation. Notwithstanding the previous sentence, in the event that the Board of Directors includes any Director who is a Non-HET Nominated Director and Non-HET Affiliated Director, the HET Nominated Directors and HET Affiliated Directors shall not be entitled to vote on any "Affiliated Party Transaction" which shall mean (a)




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any transaction occurring after the Effective Date of the Plan of Reorganization and not provided for in the Plan of Reorganization or the agreements and transactions contemplated thereby between HET and its Affiliates (other than the Corporation and its subsidiaries), on the one hand, and the Corporation and its subsidiaries, on the other hand, where the value of the consideration exceeds a threshold to be established by the Non-HET Nominated Directors and Non-HET Affiliated Directors; (b) any amendment after the Effective Date of the Plan of Reorganization of (i) the Management Agreement, (ii) the new revolving line of credit, (iii) the new HET/JCC agreement relating to the Minimum Payment Guaranty or (iv) any other agreement entered into after the Effective Date of the Plan of Reorganization between HET and its affiliates (other than the Corporation and its subsidiaries), on the one hand, and the Corporation and its subsidiaries, on the other hand, where the anticipated value of the transactions contemplated thereby exceed a threshold to be established by the Non-HET Nominated Directors and Non-HET Affiliated Directors; (c) approval of the Annual Plan submitted pursuant to the provisions of the Management Agreement; and (d) any decision to terminate the Manager pursuant to the terms and provisions of the Management Agreement. All votes on Affiliated Party Transactions, in any case where there are -any Directors who are Non-HET Nominated Directors or Non-HET Affiliated Directors, shall require a majority vote of such Directors who are Non-HET Nominated Directors or Non-HET Affiliated Directors. Until Section 3.2(b) expires under the provisions of Section 3.2(b)(x), this subsection 3.2(c) (approval of Affiliated Party Transactions) may only be altered, amended, changed or repealed by an affirmative vote of not less than ninety percent (90%) of the issued and outstanding shares of the Common Stock (including shares owned by HET and its affiliates).

                 (d) Subject to subsections (a) and (b) of this Section 3.2, any vacancy on the Board of Directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall only be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

                 (e) Subject to subsections (a) and (b) of this Section 3.2, Directors may be removed from the Board of Directors, with or without cause, at any regular meeting or at any special meeting of stockholders by the affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at an election of Directors.

                 (f) Unless otherwise set forth in this Section 3.2, each Director will be elected for a one-year term.

         Section 3.3. Notwithstanding any other provision of this Amended and Second Restated Certificate of Incorporation or the Bylaws, to be eligible to serve on the Board of Directors, every Director shall be a Qualified Person. If for any reason a Director is no longer a Qualified Person, such Director shall immediately be no longer eligible to serve on the Board of Directors and the term of such Director shall automatically terminate and no further remuneration of any kind shall be paid to such Director.



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         Section 3.4. The Corporation, acting through the Board of Directors, shall have the power to form or maintain committees of the Board of Directors, including without limitation, the Audit Committee and the Compensation Committee, each as set forth in, and established pursuant to, the Bylaws as in effect upon the Effective Date.

                                   ARTICLE IV.

         Section 4.1. The Bylaws shall not contain any provision inconsistent with this Amended and Second Restated Certificate of Incorporation. If the provisions of the Bylaws conflict with this Amended and Second Restated Certificate of Incorporation, the provisions of this Amended and Second Restated Certificate of Incorporation shall control and the Bylaws shall be of no force and effect to the extent of such conflict.

         Section 4.2. Upon the affirmative vote of a majority of the Board of Directors then in office, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws; provided, however, if any section of the Bylaws requires more than the affirmative vote of a majority of the Board of Directors then in office to make, adopt, alter, amend, change or repeal such section, then such greater vote shall be required to make, adopt, alter, amend, change or repeal such section. Until Section 3.2(b) expires under the provisions of Section 3.2(b)(x), the Provisions of this Section 4.2 may only be altered, amended, changed or repealed by an affirmative vote of not less than ninety percent (90%) of the issued and outstanding shares of the Common Stock (including HET and its affiliates).

                                   ARTICLE V.

         Section 5.1. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by either the Chairman or the president of the Corporation with the vote of a majority of the Board of Directors, including a majority of the Non-HET Nominated Directors and Non-HET Affiliated Directors. Until Section 3.2(b) expires under the provisions of
Section 3.2(b)(x), the Provisions of this Article V may only be altered, amended, changed or repealed by an affirmative vote of not less than ninety percent (90%) of the issued and outstanding shares of the Common Stock (including HET and its affiliates).

                                   ARTICLE VI.

         Section 6.1. Subject to Section 6.3, the Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he (a) is or was a Director or Officer of the Corporation, or (b) is or was serving at the request of the Corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may, in the discretion of the Board of Directors (but subject to the determinations required by Section 6.3), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the


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Corporation) by reason of the fact that he (a) is or was an employee or agent of the Corporation, or (b) is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that the Corporation shall not be obligated to indemnify any such person who is a party to an action, suit or proceeding by reason of the fact that such person is a plaintiff with respect to such action, suit or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         Section 6.2. Subject to Section 6.3, the Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he (a) is or was a Director or Officer of the Corporation, or (b) is or was serving at the request of the Corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may, in the discretion of the Board of Directors (but subject to the determinations required by Section 6.3), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he (a) is or was an employee or agent of the Corporation, or (b) is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 6.3. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 as the case may be. Such determination shall be made (i) by the majority vote of the Directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by outside legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a




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present or former Director or Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         Section 6.4. For purposes of any determination under Section 6.3, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the Officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this
Section 6.4 shall mean any other corporation or any partnership, joint venture, limited liability company, trust or other enterprise of which such person is or was serving at the request of the Corporation as a Director, Officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2, as the case may be.

         Section 6.5. Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any Director or Officer may apply to any court of competent jurisdiction, in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 6.1 or 6.2, as the case may be. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application.

         Section 6.6 (a) The right to indemnification under this Article VI shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding within 20 calendar days after receipt by the Corporation of a statement or statements from the claimant requesting such advances from time to time; provided, however, that, if and to the extent that the DGCL requires, the payment of such expenses incurred by a Director, Officer, employee or agent in such person's capacity as a Director or Officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director, Officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Section 6.6 or otherwise.


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                 (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6.7. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons indemnified in accordance with Sections 6.1 and 6.2 shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections 6.1 or 6.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The indemnification provided by this Article VI shall continue as to a person who has ceased to be a Director, Officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 6.8. The Corporation shall purchase and maintain insurance on behalf of every person who is or was a Director or an Officer or any person who at any time is or was an Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VI.

         Section 6.9. For purposes of this Article VI, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors,



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Officers, employees or agents, so that any person who is or was, a Director,
Officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 6.10. No Director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of Directors, then the liability of each Director of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL as so amended from time to time.

                                  ARTICLE VII.

         Section 7.1. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VIII.

         Section 8.1. Except for the ninety percent (90%) votes specifically prescribed in Sections 3.2, 4.2 and 5.1 of this Amended and Second Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Second Restated Certificate of Incorporation, by a majority of the stockholders of the outstanding shares of Common Stock, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Amended and Second Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, this Amended and Second Restated Certificate of

Incorporation may not be altered, amended, changed or repealed in any respect, and no provision imposing cumulative voting in the election of Directors may be added to this Amended and Second Restated Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                           Section 8.2. In case any one or more of the
provisions of this Amended and Second Restated Certificate of Incorporation or the Bylaws shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality, and enforceability of any such provisions in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   ARTICLE IX.

                  As used in this Amended and Second Restated Certificate of Incorporation, the following terms shall have the meanings indicated below:

                  "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the any other Person, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any Person described in clause
 (i) above, and (iii) any trust in which any Person described in clause (i) or
 (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 30% or more of the voting Equity Interests of a person (on a fully diluted basis). Notwithstanding the foregoing, no holders of Equity Interests of the Corporation received pursuant to the Plan of Reorganization (other than HET and its Subsidiaries and Affiliates) shall constitute an Affiliate of JCC or the Corporation or any of their Subsidiaries, in each case unless the respective holder acquires control of the Corporation or JCC as a result of its beneficial ownership of 30% or more of the voting Equity Interests of the Corporation or JCC, as the case may be.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Louisiana.

                  "Creditors' Committee" shall mean Bankers Trust Company and the Noteholders Committee as appointed by the United States Trustee on January 10, 2001.

                  "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class (or classes) or series who, either individually or when taken together with any other holders of shares of stock of the Corporation of any class (or classes) or series, in the judgment of the Board of Directors, is determined by any gaming regulatory agency to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, whether or not any of the foregoing is final and nonappealable, or whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation of any class (or classes) or series by any other holders, may result, in the judgment of the Board of Directors, in any regulatory sanctions against, or the loss of or the failure to secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Corporation, any Affiliate of the Corporation or any entity in which the Corporation or such Affiliate is an owner which license, franchise or entitlement is (i) conditioned upon some or all of the holders of the Corporation's Common Stock possessing prescribed qualifications or (ii) needed to allow the conduct of any portion of the business of the Corporation or any such Affiliate or entity.

                 "Effective Date" shall mean the date upon which the Plan of Reorganization is consummated.

                  "Equity Interests" of any Person shall mean all equity interest therein, including without limitation, any and all shares, interests, rights to purchase, warrants, option, participations or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                  "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average closing price for such share for each of the 45 most recent days of which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 2.4; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided further, however, that "Fair Market Value" as to any stockholder (excluding any stockholder who received shares pursuant to the Plan of Reorganization) who purchased any stock of the class (or classes) or series subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him for any stock of such class (or classes) or series of the Corporation.

                  "HET" shall mean Harrah's Entertainment, Inc., and its controlled affiliates, including Harrah's Operating Company, Inc. and Harrah's New Orleans Management Company.

                 "HET Nominated Directors" shall mean those Nominated Directors and any successor Directors nominated by HET under Section 3.2 of this Amended and Second Restated Certificate of Incorporation.

                 "HET Affiliated Directors" shall mean any Director of the Board of Directors of the Corporation who is elected per Section 3.2 of this Amended and Second Restated Certificate of Incorporation and who, currently or within the twelve (12) months preceding the nomination, (i) is employed by or continued to receive employment compensation from (ii) serves or served as an Officer or Director of, or (iii) receives or has received some form of material compensation or remuneration, individually or through a business organization, for services provided to, HET or any Affiliate of HET.

                  "JCC" shall mean Jazz Casino Company, L.L.C., a Louisiana limited liability company and wholly owned Subsidiary of the Corporation.

                  "Management Agreement" shall mean the Third Amended and Restated Management Agreement to be entered into pursuant to the Plan of Reorganization between JCC and Harrah's New Orleans Management Company, a Nevada corporation, relating to the management of the Casino, as it may be amended or supplemented from time to time.

                 "Manager" shall mean Harrah's New Orleans Management Company or other HET Affiliate designated in the Third Amended and Restated Management Agreement.

                 "Nominated Directors" shall mean those Directors identified in
Section 3.2, subsection (b) of this Amended and Second Restated Certificate of Incorporation.

                 "Non-HET Nominated Directors" shall mean all Nominated Directors who were nominated by the Creditors' Committee, Non-HET Nominated Directors or Non-HET Affiliated Directors under Section 3.2 of this Amended and Second Restated Certificate of Incorporation.

                 "Non-HET Affiliated Directors" shall mean all Directors, except for HET Nominated Directors, HET Affiliated Directors or Non-HET Nominated Directors.

                 "Person" shall mean both natural persons and legal entities, unless otherwise specified.

                 "Plan of Reorganization" shall mean the plan of reorganization entered into February 8, 2001, under Chapter 11 of the United States Bankruptcy Code (Title 11, U.S. Code) for JCC Holding Company, Jazz Casino Company, L.L.C., JCC Canal Development, L.L.C., JCC Fulton Development, L.L.C. and JCC Development Company, L.L.C. (including all exhibits and schedules annexed thereto), as it may be altered, amended, or modified from time to time as filed in the Bankruptcy Court.

                 "Qualified Person" shall mean (i) any natural person found suitable by the Louisiana Gaming Control Board (or any other gaming regulatory agency with proper jurisdiction) to serve as a Director of the Corporation, or, if such a finding is not required, any natural person that otherwise meets all the requirements of the Louisiana Gaming Control Board (or any other gaming regulatory agency with proper jurisdiction), (ii) so long as such person is not currently or and has not within the twelve (12) months preceding the nomination,
(a) employed by or continued to receive employment compensation from, (b) serving or served as an Officer or Director of, or (c) receiving or has received some form of material compensation or remuneration, individually or through a business organization, for services provided to Manager, a competitor of Manager (or any successor Manager) or any Affiliate of Manager (or any successor Manager).

                 "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to Section 2.4 of this Amended and Second Restated Certificate of Incorporation.

                 "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to
Section 2.4, at least equal to the Fair Market Value of the shares to be redeemed pursuant to Section 2.4 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity), or such other redemption price as required by any applicable law, regulation, rule or resolution or order of a gaming regulatory agency.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having, by the terms thereof, ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one more Subsidiaries of such Person has more than a 50% equity interest at the time.

                 IN WITNESS WHEREOF, the undersigned has executed this Amended and Second Restated Certificate of Incorporation this ______ day of March 2001.


                                              By:
                                                --------------------------------
                                                Name:   Camille Fowler
                                                Office: Vice President-Finance





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